Exhibit 10.2

[Execution]

AMENDMENT NO. 1 TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 1”) dated as of August 29, 2002 by and among Pillowtex Corporation, a Delaware corporation (“Parent”), PTEX, Inc., a Delaware corporation (“PTEX”), Fieldcrest Cannon, Inc., a Delaware corporation (“Fieldcrest”), FC Online, Inc., formerly known as Manetta Home Fashions, Inc., a North Carolina corporation (“FC Online”), Beacon Manufacturing Company, a North Carolina corporation (“Beacon”), Pillowtex Management Services Company, a Delaware business trust (“PT Management”), Opelika Industries, Inc., an Alabama corporation (“Opelika”), Encee, Inc., a Delaware corporation (“Encee”), FCC Canada, Inc., a Delaware corporation (“FCC Canada”, and together with Parent, PTEX, Fieldcrest, FC Online, Beacon, PT Management, Opelika and Encee, each individually a “Borrower” and collectively, “Borrowers” as hereinafter further defined), PTEX Holding Company, a Delaware corporation (“PTEX Holding”), The Leshner Corporation, an Ohio corporation (“Leshner”), Tennessee Woolen Mills, Inc., a Tennessee corporation (“Woolen Mills”), Fieldcrest Cannon Financing, Inc., a Delaware corporation (“FC Financing”), Fieldcrest Cannon Licensing, Inc, a Delaware corporation (“FC Licensing”), FCI Corporate LLC, a Delaware limited liability company (“FCI Corporate”), Fieldcrest Cannon Transportation, Inc., a Delaware corporation (“Transportation”), FCI Operations LLC, a Delaware limited liability company (“FCI Operations”), Pillowtex Canada Inc., an Ontario corporation (“PT Canada”, and together with PTEX Holding, Leshner, Woolen Mills, FC Financing, FC Licensing, FCI Corporate, Transportation and FCI Operations, each individually a “Guarantor” and collectively, “Guarantors”), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Congress Financial Corporation, a Delaware corporation, in its capacity as agent for Lenders pursuant to the terms hereof (in such capacity, “Agent”).

W I T N E S S E T H

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of May 24, 2002, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith (collectively, together with the Loan Agreement, the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent (on behalf of Lenders) make available to Borrowers Letter of Credit Accommodations in the form of banker’s acceptances and Agent is willing to do so to the extent and subject to terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Defined Terms. For purposes of this Amendment No. 1, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1 to Loan and Security Agreement.

1.2 Amendments to Definitions. All references to the term “Letter of Credit Accommodations” in the Loan Agreement and the other Financing Agreements and each such reference is hereby amended to mean, collectively, letters of credit (and banker’s acceptances issued with respect to drafts presented under letters of credit) and merchandise purchase or other guaranties in each case which are from time to time either (a) issued or opened by Agent or any Lender for the account of any Borrower or Guarantor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Guarantor of its obligations to such issuer; sometimes being referred to in the Loan Agreement or such other Financing Agreements individually as a “Letter of Credit Accommodation”. The term “banker’s acceptance” as used herein and in the Loan Agreement and the other Financing Agreements shall refer to a time draft that is an order written by the beneficiary of a letter of credit as the drawer of the time draft instructing the issuer of the letter of credit as the drawee to pay the amount specified in the time draft that has been accepted by a bank.

Section 2. Amendments to Loan Agreement.

2.1 Letter of Credit Accommodation Fees. Section 2.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit and acceptance fee at a rate equal to two and one-half (2 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Lenders such letter of credit and acceptance fee at a rate equal to four and one-

half (4 1/2%) percent per annum on the applicable daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations which are not contingent and cash collateral or letters of credit, as Agent may specify in the amounts and on the terms required under Section 13.1(a) hereof for contingent Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent in good faith. Such letter of credit and acceptance fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fees shall survive the termination of this Agreement.”

2.2 Letter of Credit Accommodation Fees. Section 2.2(e) of the Loan Agreement is hereby amended by adding the following to the end thereto:

“, provided, that, the amount of all outstanding Letter of Credit Accommodations consisting of banker’s acceptances and all other commitments and obligations made or incurred in connection therewith shall not at any time exceed $5,000,000.”

Section 3. Provisions of General Application

3.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

3.2 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

3.3 Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

3.4 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

CONGRESS FINANCIAL CORPORATION, as Agent and as Lender

By:
Title:

PILLOWTEX CORPORATION PTEX, INC. FC ONLINE, INC. BEACON MANUFACTURING COMPANY PILLOWTEX MANAGEMENT SERVICES COMPANY FIELDCREST CANNON, INC. OPELIKA INDUSTRIES, INC. ENCEE, INC.

By:

Title:

GUARANTORS PTEX HOLDING COMPANY FIELDCREST CANNON FINANCING, INC.

By:

Title:
THE LESHNER CORPORATION FIELDCREST CANNON LICENSING, INC. FCI CORPORATE LLC

FIELDCREST CANNON TRANSPORTATION, INC. FCI OPERATIONS LLC PILLOWTEX CANADA INC. FCC CANADA, INC.

By:

Title:

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